Exhibit 3.2

Work Item 1192746400028 Original File Number 968326000036 STATE OF MINNESOTA OFFICE OF THE SECRETARY OF STATE FILED 11/13/2020 11:59 PM Steve Simon Secretary of State

Work Item 1192870600027 Original File Number 968326000036 STATE OF MINNESOTA OFFICE OF THE SECRETARY OF STATE FILED 11/13/2020 11:59 PM Steve Simon Secretary of State

Office of the Minnesota Secretary of State

Minnesota Business & Nonprofit Corporations

Amendment to Articles of Incorporation

Minnesota Statutes, Chapter 302A or 317A

Read the instructions before completing this form.

Filing Fee: $55 for expedited service in-person and online filings, $35 for mail

Note: Information provided when filing a business entity is public data and may be viewable online. This includes but is not limited to all individual names and addresses.

1. Corporate Name: (Required)

Encore Medical, Inc.

List the name of the company prior to any desired name change

2. This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days **after** filing with the Secretary of State.

11/13/2020

Format: (mm/dd/yyyy)

3. The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional pages.

ARTICLE III

See Attached.

4. This amendment has been approved pursuant to *Minnesota Statutes*, Chapter 302A or 317A

5. I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.

[signature]	11/13/2020
Signature of Authorized Person or Authorized Agent	Date

Email Address for Official Notices

Enter an email address to which the Secretary of State can forward official notices required by law and other notices:

srobinson@encore-medical.com

☒ Check here to have your email address excluded from requests for bulk data, to the extent allowed by Minnesota law.

List a name and daytime phone number of a person who can be contacted about this form:

Scott Robinson	651-691-4100 ext. 115
Contact Name	Phone Number

Entities that own, lease, or have any financial interest in agricultural land or land capable of being farmed must register with the MN Dept. of Agriculture's Corporate Farm Program.

Does this entity own, lease, or have any financial interest in agricultural land or land capable of being farmed?

Yes ○ No ◉

AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
ENCORE MEDICAL, INC.

August 10, 2020

The undersigned, being the sole shareholder and the Directors of Encore Medical, Inc, a Minnesota Corporation, in order to amend the Articles of Incorporation of Encore Medical, Inc., hereby state and certify as follows:

1. The Name of the corporation is Encore Medical, Inc.;

2. The Company was formed upon the filing of Original Articles of Incorporation with the Minnesota Secretary of State on September 26, 2017;

3. Article III of the Company's Articles of Incorporation is hereby amended to increase the authorized number of preferred shares of capital stock from 1,000,000 shares to 4,000,000 shares;

4. Article III of the Company's Articles of Incorporation shall hereafter read, in its entirety:

ARTICLE III

The authorized capital stock of this corporation shall be Fourteen Million (14,000,000) which shall be Ten Million (10,000,000) shares of Common Stock, ($.01) par value per share, and Four Million (4,000,000) shares of Preferred Stock, par value ($.01) per share. The Preferred Stock may be issued from time to time as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is authorized, by adopting resolutions providing for the issuance of Preferred Stock of any particular series, to establish the number of shares of Preferred Stock to be included in each such series, and to fix the designation, relative powers, preferences, rights, qualifications, limitations and restrictions thereof, including without limitation the right to create voting, dividend and liquidation preferences greater than those of Common Stock.

The foregoing Amendment to the Articles of Incorporation of Encore Medical, Inc. is hereby adopted in accordance with Minnesota Statues, Chapter 302A.171 and shall be in full force and effect as of the date first above written.

Except as amended above, the remainder of the Company's Articles of Incorporation shall remain unchanged and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have executed and adopted this Amendment to the Articles of Incorporation of Encore medical, Inc.

THE SOLE SHAREHOLDER:

Cardia, Inc

By: Joseph A. Marino
Its: President

DIRECTORS:

Joseph A. Marino

Christopher J. Turnbull

Michael P. Corcoran

Work Item 1192746400028
Original File Number 968326000036

STATE OF MINNESOTA
OFFICE OF THE SECRETARY OF STATE
FILED
11/13/2020 11:59 PM

Steve Simon
Secretary of State

Office of the Minnesota Secretary of State

Minnesota Business & Nonprofit Corporations

Amendment to Articles of Incorporation

Minnesota Statutes, Chapter 302A or 317A

Read the instructions before completing this form.

Filing Fee: $55 for expedited service in-person and online filings, $35 for mail

Note: Information provided when filing a business entity is public data and may be viewable online. This includes but is not limited to all individual names and addresses.

1. Corporate Name: (Required)

Encore Medical, Inc.

List the name of the company prior to any desired name change

2. This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days **after** filing with the Secretary of State.

11/13/2020

Format: (mm/dd/yyyy)

3. The following amendment(s) to articles regulating the above corporation were adopted. (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional pages.

ARTICLE

The name of the Chief Executive Officer to change from Joseph A. Marino to Michael P. Corcoran.

4. This amendment has been approved pursuant to *Minnesota Statutes*, Chapter 302A or 317A

5. I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.

[signature] 11/13/2020

Signature of Authorized Person or Authorized Agent | Date

Email Address for Official Notices

Enter an email address to which the Secretary of State can forward official notices required by law and other notices:

srobinson@encore-medical.com

☐ Check here to have your email address excluded from requests for bulk data, to the extent allowed by Minnesota law.

List a name and daytime phone number of a person who can be contacted about this form:

Contact Name	Phone Number
Scott Robinson	651-691-4100 ext. 115

Entities that own, lease, or have any financial interest in agricultural land or land capable of being farmed must register with the MN Dept. of Agriculture's Corporate Farm Program.

Does this entity own, lease, or have any financial interest in agricultural land or land capable of being farmed?

Yes ○ No ◉

Work Item 1192870600027
Original File Number 968326000036

STATE OF MINNESOTA
OFFICE OF THE SECRETARY OF STATE
FILED
11/13/2020 11:59 PM

Steve Simon
Secretary of State